EXHIBIT 23.1


                                                      Ernst & Young LLP
                                                      Luboshitz Kasierer


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 28, 2002, in the Registration Statements on Form F-1 (No. 333-90496), and the related Prospectus of On Track Innovations Ltd. for the registration of 699,884 shares of its Ordinary shares.

                                                   /s/ Luboshitz Kasierer
                                                     LUBOSHITZ KASIERER
                                               AN AFFILIATE MEMBER OF ERNST &
                                                     YOUNG INTERNATIONAL

Tel Aviv, Israel, November 7, 2002